Exhibit 4

                       SIXTH AMENDMENT TO LOAN AGREEMENT
                             AND AMENDMENT TO NOTES


     THIS SIXTH AMENDMENT TO LOAN AGREEMENT AND AMENDMENT TO NOTES (the "Amendment"), made as of this 15th day of March, 1996, among Meredith/New Heritage Strategic Partners L.P., a partnership among Meredith/New Heritage Partnership, Continental Cablevision of Minnesota, Inc., and New Heritage Associates (the "Borrower"), North Central Cable Communications Corporation ("North Central" and, collectively with the Borrower, the "Borrowers"), The Toronto-Dominion Bank and the Banks named herein whose names and signatures appear on the signature pages hereof (collectively, the "Banks"), The Bank of New York, The First National Bank of Chicago, and NationsBank of Texas, N.A. (collectively, the "Co-Agents"), and Toronto Dominion (Texas), Inc., as agent for the Co-Agents and the Banks (the "Agent"),


                              W I T N E S S E T H:

     WHEREAS, the Borrowers, the Agent, the Co-Agents, and the Banks are parties to that certain Loan Agreement dated as of March 31, 1992, as amended by that certain First Amendment to Loan Agreement dated as of September 1, 1992, by that certain Second Amendment to Loan Agreement dated as of December 31, 1993, by that Third Amendment to Loan Agreement and Amendment to Notes dated as of March 31, 1994, by that certain Fourth Amendment to Loan Agreement and Amendment to Notes dated as of December 29, 1994, and by that certain Fifth Amendment to Loan Agreement and Amendment to Notes dated as of May 12, 1995 (collectively, the "Loan Agreement"); and

     WHEREAS, the Borrowers have located a purchaser for the North Central Systems and intend to complete the sale of the North Central Systems no later than December 31, 1996; and

     WHEREAS, the Borrowers have requested that the Loan Agreement be amended so as to accommodate the Borrowers in completing the above-referenced sale;

     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement, and further agree as follows:

     1. Amendment to Article 1. Article 1 of the Loan Agreement, Definitions, is hereby amended by deleting the existing definition of "Maturity Date" in its entirety and by substituting in lieu thereof the following:


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          "'Maturity Date' shall mean the earliest of (i) December 31, 1996,
     (ii) the date of the sale of all or the remaining portion of the Systems, or (iii) any earlier date on which payment of the Loans under the Commitments shall be due (whether by acceleration or otherwise)."

     2. Amendment to Section 2.7(a). Section 2.7(a) of the Loan Agreement, Repayment, is hereby amended by deleting existing Section 2.7(a) in its entirety and by substituting in lieu thereof the following:

          "Repayments From Contemplated Sales of Systems. The principal balance of the Loans outstanding shall be paid by the Borrowers as follows in full on or before the Maturity Date."

     3. Amendment to Section 7.7. Section 7.7 of the Loan Agreement, Restricted Payments and Purchases, is hereby amended by deleting the word "and" immediately preceding section "(IV)", by replacing the period at the end thereof with a comma, and by inserting immediately thereafter the following:

          "(V) $440,000 for the calendar quarter ending June 30, 1996, and (VI) $450,000 for the calendar quarters ending September 30, 1996 and December 31, 1996."

     4. Amendment to Section 7.8. Section 7.8 of the Loan Agreement, Total Indebtedness to Annualized Operating Cash Flow Ratio, is hereby amended by deleting existing Section 7.8 in its entirety and by substituting in lieu thereof the following:

          "Section 7.8 Total Indebtedness to Annualized Operating Cash Flow Ratio. The Borrower shall not permit the ratio of its Total Indebtedness to its Annualized Operating Cash Flow to exceed the ratio set forth below for each fiscal quarter ending on the dates shown below:

                     Dates                           Ratio
                     -----                           -----

             December 31, 1995                       4.50:1
             March 31, 1996                          4.50:1
             June 30, 1996                           4.00:1
             September 30, 1996                      4.00:1
             December 31, 1996 and thereafter        3.75:1

     For purposes of this Section 7.8, "Annualized Operating Cash Flow" shall not include any portion of Operating Cash Flow which would have otherwise been included in respect of any Subsidiary of the Borrower or portion of the System which has been sold, for the fiscal period in which the sale occurs."


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     5.   Amendment to Section 7.10.  Section 7.10 of the Loan Agreement,
Capital Expenditures, is hereby amended by deleting existing Section 7.10 in its entirety and by substituting in lieu thereof the following:

          "Section 7.10 Capital Expenditures. During the period set forth below, the Borrower shall not permit the aggregate amount of Capital Expenditures of the Borrower and its Subsidiaries to exceed the sum of (a) the limit set forth below for such quarter, plus (b) any unexpended portion of the Capital Expenditures limit for the immediately preceding quarter.

                                                  Capital
              Quarter Ended                   Expenditure Limit
              -------------                   -----------------

              December 31, 1995                  $3,450,000

              March 31, 1996                     $2,400,000

              June 30, 1996                      $2,460,000

              September 30, 1996                 $3,190,000

              December 31, 1996                  $2,740,000"


     6. No Other Amendment or Waiver. Except for the amendments expressly set forth above, the text of the Loan Agreement and all other Loan Documents shall remain unchanged and in full force and effect. The Borrowers acknowledges and expressly agree that the Agent, the Co-Agents, and the Banks reserve the right to, and do in fact, require strict compliance with all terms and provisions of the Loan Agreement.


     7. Representations and Warranties. The Borrowers hereby represent and warrant in favor of the Agent, the Co-Agents, and the Banks as follows:

          (a) The Borrowers have the partnership and corporate power and authority, as the case may be, (i) to enter into this Amendment, and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them;

          (b) This Amendment has been duly authorized, validly executed and delivered by one or more Authorized Signatories of the Borrowers, and constitutes the legal, valid and binding obligation of the Borrowers, enforceable against them in accordance with its terms;

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          (c)  The execution and delivery of this Amendment and performance by the Borrowers under the Loan Agreement, as amended hereby, do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over either Borrower which has not already been obtained, nor contravene or conflict with the charter documents of either Borrower, or the provision of any statute, judgment, order, indenture, instrument, agreement, or undertaking, to which either Borrower is party or by which any of their respective assets or properties are or may become bound; and

          (d) As of the Effective Date of, and after giving effect to, this Amendment, (i) no Default or Event of Default exists or is caused by this Amendment, and (ii) each representation and warranty set forth in Article 4 of the Loan Agreement is hereby restated and affirmed as true and correct in all material respects as of such date hereof, except to the extent previously fulfilled in accordance with the terms of the Loan Agreement, as amended hereby, and to the extent relating specifically to the Agreement Date.

     8. Conditions Precedent to Effectiveness of Amendment. This Amendment shall be effective on the date (the "Effective Date") on which the following conditions precedent have been satisfied:

          (a) The Borrower shall have paid to the Agent, for the account of the Banks, an amendment fee in the amount of one-tenth of one percent (.001%) of the principal balance of the Loans outstanding as of the date of this Amendment;

          (b) The Borrowers, Banks, Agent and the Co-Agents shall have executed and delivered this Amendment; and

          (c) The Borrowers shall have executed and delivered such other documents that the Agent may reasonably have requested.

     9. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

     10. Law of Contract. This Amendment shall be deemed to be made pursuant to the laws of the State of New York with respect to agreements made and to be performed wholly in the State of New York and shall be construed, interpreted, performed and enforced in accordance therewith.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed under seal by their duly authorized officers, all as of the day and year first above written.


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BORROWER:                            MEREDITH/NEW HERITAGE STRATEGIC
                                     PARTNERS L.P., an Iowa limited
                                     partnership

                                     By its General Partner:
                                     MEREDITH/NEW HERITAGE PARTNERSHIP

                                     By a General Partner:
                                     NEW HERITAGE ASSOCIATES, an Iowa
                                     general partnership

                                     By its General Partner:
                                     INGERSOLL GROUP, INC., an Iowa
                                     corporation


                                     By:_______________________________

                                        Its:___________________________


NORTH CENTRAL:                       NORTH CENTRAL CABLE COMMUNICATIONS
                                     CORPORATION, a Delaware corporation


                                     By:_______________________________

                                        Its:___________________________


AGENT:                               TORONTO DOMINION (TEXAS), INC.


                                     By:_______________________________

                                        Its:___________________________


CO-AGENTS:                           THE BANK OF NEW YORK


                                     By:_______________________________

                                        Its:___________________________



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                                     THE FIRST NATIONAL BANK OF CHICAGO


                                     By:_______________________________

                                        Its:___________________________


                                     NATIONSBANK OF TEXAS, N.A.


                                     By:_______________________________

                                        Its:___________________________

BANKS:                               THE TORONTO-DOMINION BANK


                                     By:_______________________________

                                        Its:___________________________


                                     THE BANK OF NEW YORK


                                     By:_______________________________

                                        Its:___________________________


                                     THE FIRST NATIONAL BANK OF CHICAGO


                                     By:_______________________________

                                        Its:___________________________


                                     NATIONSBANK OF TEXAS, N.A.


                                     By:_______________________________

                                        Its:___________________________


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                                     BANK OF MONTREAL

                                     By:_______________________________

                                        Its:___________________________


                                     CIBC, INC.

                                     By:_______________________________

                                        Its:___________________________


                                     CREDIT LYONNAIS CAYMAN ISLAND
                                     BRANCH

                                     By:_______________________________

                                        Its:___________________________


                                     FLEET BANK, N.A.

                                     By:_______________________________

                                        Its:___________________________


                                     UNION BANK OF CALIFORNIA

                                     By:_______________________________

                                        Its:___________________________


                                     BANQUE FRANCAISE DU COMMERCE EXTERIEUR
                                     GRAND CAYMAN BRANCH

                                     By:_______________________________

                                        Its:___________________________




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